Exhibit 99.1

Upstart Announces Fourth Quarter 2020 and Fiscal Year 2020 Results

SAN MATEO, Calif. – March 17, 2021 – Upstart Holdings, Inc. (NASDAQ: UPST), a leading artificial intelligence (AI) lending platform, today announced financial results for its fourth quarter and fiscal year ended December 31, 2020. Upstart will host a conference call and webcast at 1:30 p.m. Pacific Time today. An earnings presentation and link to the webcast are available at ir.upstart.com.

“We’re excited to share our financial results for the first time as a public company. Despite the COVID-19 pandemic, we delivered strong growth and profits in Q4 and for the full year 2020. This combination is rare among FinTechs and demonstrates the growing advantages of AI-based lending,” said Dave Girouard, CEO of Upstart. He added, “We believe virtually all lending will be powered by AI in the future, and we’re in the earliest stages of helping our bank partners successfully navigate that transformation.”

Separately, Upstart today announced it has entered into a definitive agreement to acquire Prodigy Software, Inc., a provider of cloud-based automotive retail software. With the acquisition of Prodigy, Upstart will accelerate its efforts to offer AI-enabled auto loans through the tens of thousands of auto dealers nationwide where the majority of auto loans are originated.

Fourth Quarter 2020 Financial Highlights

•	Revenue. Total revenue was $86.7 million, an increase of 39% year-over-year for the fourth quarter. Total revenue from fees was $84.4 million, an increase of 38% year-over-year.

•

Lending Volume and Conversion Rate. Bank partners originated 123,396 loans across our platform in the fourth quarter of 2020, up 57% from the same quarter of the prior year. Conversion on rate requests was 17.4% in the fourth quarter of 2020, up from 14.9% in the same quarter of the prior year.

•	Income from Operations. In the fourth quarter of 2020, income from operations was $10.4 million, an increase of 196% year-over-year for the fourth quarter.

•

Net Income and EPS. In the fourth quarter of 2020, GAAP net income was $1.0 million and adjusted net income was $5.4 million. Accordingly, GAAP net income per share was $0.00, and diluted adjusted net income per share was $0.07 based on the weighted-average common shares outstanding during the period. In the fourth quarter of 2019, GAAP net income was $6.1 million and adjusted net income was $7.7 million.

•

Contribution Profit. Fourth quarter 2020 contribution profit was $41.4 million with a contribution margin of 49% compared to $23.4 million in contribution profit and a 38% contribution margin in the fourth quarter of 2019. Contribution profit grew 77% in the fourth quarter of 2020 versus the comparable quarter last year.

•

Adjusted EBITDA. Fourth quarter adjusted EBITDA was $15.5 million, which represents a 123% year-over-year increase compared to a fourth quarter 2019 adjusted EBITDA of $7.0 million. The fourth quarter 2020 adjusted EBITDA margin was 18% of total revenue and the adjusted EBITDA margin was 11% in the fourth quarter of 2019.

Fiscal Year 2020 Financial Highlights

•	Revenue. Fiscal year 2020 total revenue was $233.4 million, an increase of 42% year-over-year. Total revenue from fees was $228.6 million, an increase of 43% year-over-year.

•

Lending Volume and Conversion Rate. Bank partners originated 300,379 loans across our platform in 2020, up 40% year-over-year. Conversion on rate requests was 15.2% in 2020, up from 13.1% in the prior year.

•	Income from Operations. Fiscal year 2020 income from operations was $11.8 million, an increase of 357% year-over-year.

•

Net Income and EPS. For the fiscal year 2020, GAAP net income was $6.0 million and adjusted net income was $17.5 million. Accordingly, GAAP diluted net income per share was $0.00, and diluted adjusted net income per share was $0.23 based on the weighted-average common shares outstanding during the period. In the fiscal year 2019, GAAP net loss was $0.5 million and adjusted net income was $3.3 million.

•

Contribution Profit. Fiscal year 2020 contribution profit totaled $105.1 million, or 46% contribution margin, compared to $48.9 million, or 31% contribution margin in fiscal year 2019. Contribution profit grew 115% year-over-year.

•

Adjusted EBITDA. Fiscal year 2020 adjusted EBITDA totaled $31.5 million, which represents a 463% year-over-year increase compared to a fiscal year 2019 adjusted EBITDA of $5.6 million. The fiscal year 2020 adjusted EBITDA margin was 13% of total revenue, and the adjusted EBITDA margin was 3% in the fiscal year 2019.

Financial Outlook

For the first quarter of 2021, Upstart expects:

•	Revenue of $112 to $118 million

•	Contribution Margin of approximately 44%

•	Net Income of $7.8 to $8.3 million

•	Adjusted Net Income of $13.4 to $14.2 million

•	Adjusted EBITDA of $14.6 to $15.3 million

•	Basic Weighted-Average Share Count of approximately 74.3 million shares

•	Diluted Weighted-Average Share Count of approximately 92.4 million shares

For the 2021 fiscal year, Upstart expects:

•	Revenue of approximately $500 million

•	Contribution Margin of approximately 41%

•	Adjusted EBITDA Margin of approximately 10%

Upstart has not reconciled the forward-looking non-GAAP measures above to comparable forward-looking GAAP measures because of the potential variability and uncertainty of incurring these costs and expenses in the future. Accordingly, a reconciliation is not available without unreasonable effort.

Key Operating Metrics and Non-GAAP Financial Measures

For a description of key operating measures, please see the section titled “Key Operating Metrics” below.

Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section titled “About Non-GAAP Financial Measures” below.

Conference Call and Webcast

•

Live Conference Call and Webcast at 1:30 p.m. PT on March 17, 2021. To access the call in the U.S. and Canada, dial +1 800-437-2398 (code 3352996), and outside of the U.S. and Canada, dial +1 323-289-6576 (code 3352996). A webcast is available at ir.upstart.com.

•

Event Replay. To replay the call in the U.S. and Canada, dial +1 888-203-1112 (code 3352996), and outside of the U.S. and Canada, dial +1 719-457-0820 (code 3352996). A call replay is available through March 24, 2021. A webcast will be archived at ir.upstart.com.

About Upstart

Upstart is a leading AI lending platform partnering with banks to expand access to affordable credit. By leveraging Upstart’s AI platform, Upstart-powered banks can have higher approval rates and lower loss rates, while simultaneously delivering the exceptional digital-first lending experience their customers demand. More than two-thirds of Upstart loans are approved instantly and are fully automated. Upstart was founded by ex-Googlers in 2012 and is based in San Mateo, California and Columbus, Ohio.

Press

press@upstart.com

Investors

ir@upstart.com

Forward-Looking Statements

This press release contains forward-looking statements, including but not limited to, statements regarding our outlook for the full year and first quarter of 2021 and Upstart’s ability to offer AI-enabled auto loans due to its proposed acquisition of Prodigy. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate”, “estimate”, “expect”, “project”, “plan”, “project”, “intend”, “target”, “aim”, “believe”, “may”, “will”, “should”, “could”, “can have”, “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Forward-looking statements give our current expectations and projections relating to our financial condition; plans; objectives; assumptions; risks; future performance; business; and results of operations, including revenue, net income (loss), adjusted EBITDA, adjusted EBITDA margin, contribution margin, non-GAAP adjusted net income, basic weighted average share count and fully diluted weighted average share count. Neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. The forward-looking statements included in this press release and on the related teleconference call relate only to events as of the date hereof. Upstart undertakes no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected. More information about factors that could affect our results of operations are described in greater detail in our public filings with the Securities and Exchange Commission, copies of which may be obtained by visiting our investor relations website at www.upstart.com or the SEC’s website at www.sec.gov.

Key Operating Metrics

We review a number of operating metrics, including number of loans transacted and conversion rate, to evaluate our business, measure our performance, identify trends affecting our business, formulate business plans, and make strategic decisions.

We define the number of loans transacted as the transaction volume, measured by number of loans facilitated on our platform, between a borrower and originating bank during the period presented. We believe this metric to be a good proxy for our overall scale and reach as a platform.

We define conversion rate as the number of loans transacted in a period divided by the number of rate inquiries received, which we record when a borrower requests a loan offer on our platform. We track this metric to understand the impact of improvements to the efficiency of our borrower funnel on our overall growth.

About Non-GAAP Financial Measures

In addition to our results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), we believe the non-GAAP measures of contribution profit (loss), contribution margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income or loss, and adjusted net income or loss per share are useful in evaluating our operating performance. Certain of these non-GAAP measures exclude stock-based compensation, warrant expenses, depreciation, amortization, and other non-operating expenses. We exclude stock-based compensation and income and expense on warrants and other non-operating expenses because they are non-cash in nature and exclude in order to facilitate comparisons to other companies’ results.

We believe non-GAAP information is useful in evaluating the operating results, ongoing operations, and for internal planning and forecasting purposes. We also believe that non-GAAP financial measures provide consistency and comparability with past financial performance and assist investors with comparing Upstart to other companies some of which use similar non-GAAP financial measures to supplement their GAAP results. We believe non-GAAP financial measures are presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with GAAP and may be different from similarly-titled non-GAAP financial measures used by other companies.

Key limitations of our non-GAAP financial measures include:

•

Contribution Profit is not a GAAP financial measure of, nor does it imply, profitability. Even if our revenue exceeds variable expenses over time, we may not be able to achieve or maintain profitability, and the relationship of revenue to variable expenses is not necessarily indicative of future performance;

•

Contribution Profit does not reflect all of our variable expenses and involves some judgment and discretion around what costs vary directly with loan volume. Other companies that present contribution profit calculate it differently and, therefore, similarly titled measures presented by other companies may not be directly comparable to ours;

•

Although depreciation expense is a non-cash charge, the assets being depreciated may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

•

Adjusted EBITDA excludes stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy;

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Adjusted EBITDA does not reflect: (1) changes in, or cash requirements for, our working capital needs; (2) interest expense, or the cash requirements necessary to service interest or principal payments on our debt, which reduces cash available to us; or (3) tax payments that may represent a reduction in cash available to us;

•

The expenses and other items that we exclude in our calculation of Adjusted EBITDA may differ from the expenses and other items, if any, that other companies may exclude from Adjusted EBITDA when they report their operating results.

Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures are used in this press release.

UPSTART HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

(In Thousands, Except Share and Per Share Data)

(Unaudited)

	December 31,

	2019	2020
Assets
Cash	$44,389	$250,819
Restricted cash	35,678	60,514
Loans (at fair value)	232,305	78,460
Notes receivable and residual certificates (at fair value)	34,116	19,074
Property, equipment, and software, net	6,030	10,032
Operating lease right of use assets	16,190	18,310
Other assets (includes $4,725 and $6,831 at fair value as of December 31, 2019 and 2020, respectively)	24,754	40,046

Total assets	$393,462	$477,255

Liabilities, Convertible Preferred Stock, and Stockholders’ Equity (Deficit)
Liabilities:
Accounts payable	$6,559	$13,775
Payable to investors	19,620	45,501
Borrowings	118,609	62,626
Payable to securitization note holders and residual certificate holders (includes $89,672 and $0 at fair value and $41,343 and $0 to related parties as of December 31, 2019 and 2020, respectively)	96,107	—
Accrued expenses and other liabilities (includes $12,446 and $9,530 at fair value as of December 31, 2019 and 2020, respectively)	34,648	35,669
Operating lease liabilities	17,061	19,432

Total liabilities	292,604	177,003

Commitments and contingencies
Convertible preferred stock $0.0001 par value; 53,927,657 and 70,000,000 shares authorized as of December 31, 2019 and 2020, respectively; aggregate liquidation preference of $166,257 and $0 as of December 31, 2019 and 2020 respectively; 47,349,577 and 0 shares issued and outstanding as of December 31, 2019 and 2020, respectively	162,546	—
Stockholders’ equity (deficit):
Common stock, $0.0001 par value; 90,000,000 and 700,000,000 shares authorized as of December 31, 2019 and 2020, respectively; 14,561,398 and 73,314,026 shares issued and outstanding as of December 31, 2019 and 2020 respectively	2	7
Additional paid-in capital	12,489	369,467
Accumulated deficit	(75,205)	(69,222)

Total Upstart Holdings, Inc. stockholders’ equity (deficit)	(62,714)	300,252
Noncontrolling interests	1,026	—

Total stockholders’ equity (deficit)	(61,688)	300,252

Total liabilities, convertible preferred stock, and stockholders’ equity (deficit)	$393,462	$477,255

UPSTART HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS and COMPREHENSIVE INCOME (LOSS)

(In Thousands, Except Share and Per Share Amounts)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2020	2019	2020
Revenue:
Revenue from fees, net	$61,148	$84,421	$159,847	$228,600
Interest income and fair value adjustments, net (includes $703, $0, $2,963, and $1,014 from related parties expense and $1,804, $0, $7,400, and of related parties fair value adjustments for the three months ended December 31, 2019 and 2020, and years ended December 31, 2019 and 2020, respectively	1,424	2,289	4,342	4,816

Total revenue	62,572	86,710	164,189	233,416

Operating expenses:
Sales and marketing	31,939	34,546	93,175	99,659
Customer operations	8,354	12,789	24,947	37,581
Engineering and product development	7,297	14,151	18,777	38,802
General, administrative, and other	11,466	14,831	31,865	45,609

Total operating expenses	59,056	76,317	168,764	221,651

Income (loss) from operations	3,516	10,393	(4,575)	11,765
Other income	204	52	1,036	5,549
Income (expense) on warrants and other non-operating expenses, net	1,219	(9,047)	(1,407)	(11,364)

Net income (loss) before income taxes	4,939	1,398	(4,946)	5,950
Provision for income taxes	74	371	74	371

Net income (loss) before attribution to noncontrolling interests	4,865	1,027	(5,020)	5,579
Net loss attributable to noncontrolling interests	(1,186)	—	(4,554)	(404)

Net income (loss) attributable to Upstart Holdings, Inc. common stockholders	$6,051	$1,027	$(466)	$5,983
Net income (loss) per share attributable to Upstart Holdings, Inc. common stockholders, basic	$0.06	$—	$(0.03)	$—
Net income (loss) per share attributable to Upstart Holdings, Inc. common stockholders, diluted	$0.05	$—	$(0.03)	$—
Weighted-average number of shares outstanding used in computing net income (loss) per share attributable to Upstart Holdings, Inc. common stockholders, basic	14,401,927	26,001,856	14,335,611	17,513,670
Weighted-average number of shares outstanding used in computing net income (loss) per share attributable to Upstart Holdings, Inc. common stockholders, diluted	24,978,484	26,001,856	14,335,611	17,513,670

UPSTART HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(Unaudited)

	Year Ended December 31,
	2019	2020
Cash flows from operating activities
Net income (loss) before attribution to noncontrolling interests	$(5,020)	$5,579
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Change in fair value of financial instruments (includes ($7,400) and ($4,238) to related parties for the years ended December 31, 2019 and 2020, respectively)	34,716	29,049
Stock-based compensation	3,806	11,513
Loss (gain) on loan servicing arrangements and sale of noncontrolling interests, net	856	(1,530)
Depreciation and amortization	774	2,278
Incentive share expense	—	787
Noncash interest expense	74	73
Gain on repurchased and retired convertible preferred stock warrants	(3,657)	—
Net changes in operating assets and liabilities:
Purchase of loans for immediate resale to investors	(1,779,180)	(2,540,948)
Proceeds from immediate resale of loans to investors	1,779,180	2,540,948
Purchase of loans held-for-sale	—	(116,127)
Principal payments received for loans held-for-sale	—	18,218
Net proceeds from sale of loans held-for-sale	—	47,604
Other assets	(11,957)	(13,186)
Operating lease liability and right-of-use asset	871	251
Accounts payable	3,613	7,033
Payable to investors	(14,875)	19,446
Accrued expenses and other liabilities	22,381	4,709

Net cash provided by operating activities	31,582	15,697

Cash flows from investing activities
Principal payments received for loans held by consolidated securitizations	158,921	24,018
Net proceeds from sale of loans held-for-investment	100,678	97,340
Principal payments received for loans held-for-investment	48,124	15,758
Principal payments received for notes receivable and repayments of residual certificates	8,760	14,665
Purchase of loans held-for-investment	(265,286)	(9,655)
Purchase of notes receivable and residual certificates	(485)	(4)
Purchase of property and equipment	(4,004)	(1,355)
Capitalized software costs	(1,275)	(4,250)

Net cash provided by investing activities	45,433	136,517

Cash flows from financing activities
Proceeds from initial public offering, net of underwriting discounts and offering	—	159,488
Payments made on securitization notes and certificates (includes $3,262 and $0 paid to related parties for the years ended December 31, 2019 and 2020, respectively)	(176,742)	(26,126)
Repayments of borrowings	(109,939)	(148,113)

UPSTART HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(Unaudited)

	Year Ended December 31,
	2019	2020
Repayments of notes payable	(22,637)	—
Distributions made to noncontrolling interests	(4,960)	(622)
Repurchase and retirement of convertible preferred stock warrants	(1,426)	—
Repurchase and retirement of convertible preferred stock	(661)	—
Proceeds from borrowings	153,491	92,057
Proceeds from issuance of notes payable	39,863	—
Proceeds from issuance of convertible preferred stock, net of issuance costs	1,912	—
Proceeds from exercise of convertible preferred stock warrants	1,631	6
Proceeds from exercise of stock options	278	2,362

Net cash (used in) provided by financing activities	(119,190)	79,052

Net increase (decrease) in cash and restricted cash	(42,175)	231,266
Cash and restricted cash
Beginning of year	122,242	80,067

End of year	$ 80,067	$311,333

Supplemental disclosures of cash flow information
Cash paid for interest	$26,871	$8,028
Cash paid for amounts included in the measurement of lease liabilities	1,905	4,158
Supplemental disclosures of non-cash operating activities
Total right-of-use assets capitalized	$16,190	$5,506
Supplemental disclosures of non-cash investing and financing activities
Reclassification of common stock warrant liability related to cashless exercise	$—	$2,971
Reclassification of preferred stock warrant liability related to cash exercise	—	12,177
Reclassification of common stock warrant liability to equity upon termination of repurchase option	—	2,945
Derecognition of loans held-for-investment in consolidated VIE	154,864	57,222
Derecognition of payable to securitization note holders and residual certificate holders	80,825	58,017
Derecognition of notes payable held in consolidated VIE	69,419	—
Securities retained under unconsolidated securitization transactions	31,160	—
Transfer of notes receivable and residual certificate on deconsolidation of VIE	3,699	—
Capitalized stock-based compensation expense	—	492

UPSTART HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In Thousands, Except Share and Per Share Amounts)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2020	2019	2020
Income (loss) from operations	$3,516	$10,393	$(4,575)	$11,765
sales and marketing, net of borrower acquisition costs(1)	1,133	2,308	3,606	7,959
Customer operations, net of borrower verification and servicing costs(2)	1,390	1,996	3,609	5,769
Engineering and product development	7,297	14,151	18,777	38,802
General, administrative, and other	11,466	14,831	31,865	45,609
Interest income and fair value adjustments, net	(1,424)	(2,289)	(4,342)	(4,816)

Contribution Profit	$23,378	$41,390	$48,940	$105,088

Contribution Margin(3)	38%	49%	31%	46%

(1)

Borrower acquisition costs were $30.8 million, $32.2 million, $89.6 million, and $91.7 million for the three months ended December 31, 2019 and 2020 and years ended December 31, 2019 and 2020, respectively. Borrower acquisition costs consist of our sales and marketing expenses adjusted to exclude costs not directly attributable to attracting a new borrower, such as payroll-related expenses for our business development and marketing teams, as well as other operational, brand awareness and marketing activities.

(2)

Borrower verification and servicing costs were $7.0 million, $10.8 million, $21.3 million and $31.8 million for the three months ended December 31, 2019 and 2020 and years ended December 31, 2019 and 2020, respectively. Borrower verification and servicing costs consist of payroll and other personnel-related expenses for personnel engaged in loan onboarding, verification and servicing, as well as servicing system costs. It excludes payroll and personnel-related expenses and stock-based compensation for certain members of our customer operations team whose work is not directly attributable to onboarding and servicing loans.

(3)	Contribution Margin is calculated as Contribution Profit divided by revenue from fees, net for the relevant period.

UPSTART HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In Thousands, Except Share and Per Share Amounts)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2020	2019	2020
Net income (loss) attributable to Upstart Holdings, Inc. common stockholders	$6,051	$1,027	$(466)	$5,983
Adjusted to exclude the following:
Stock-based compensation	1,602	4,411	3,806	11,513
Depreciation and amortization	450	647	774	2,278
(Income) expense on warrants and other non-operating expenses(1)	(1.219)	9,047	1,407	11,364
Provision for income taxes	74	371	74	371

Adjusted EBITDA	$6,958	$15,503	$5,595	$31,509

Adjusted EBITDA Margin(2)	11%	18%	3%	13%

(1)	Consists of fair value adjustments to our warrant liability and interest expense on convertible notes.
(2)	Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by total revenue for the relevant period.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2020	2019	2020
Net income (loss) attributable to Upstart Holdings, Inc. common stockholders	$6,051	$1,027	$(466)	$5,983
Adjusted to exclude the following:
Stock-based compensation	1,602	4,411	3,806	11,513

Adjusted net income	$7,653	$5,438	$3,340	$17,496

Adjusted net income per share
Basic	$0.54	$0.21	$0.23	$1.00
Diluted	$0.10	$0.07	$0.05	$0.23
Weighted-average common shares outstanding
Basic	14,301,641	26,001,856	14,335,611	17,513,670
Diluted	73,511,809	80,275,422	72,336,672	76,098,275